Exhibit 99.1

                                  NEWS RELEASE


           ABRAXAS ANNOUNCES FOURTH CONSECUTIVE QUARTER OF PRODUCTION
                      GROWTH AND PROFIT FOR SECOND QUARTER

SAN ANTONIO, TX (August 11, 2004) - Abraxas Petroleum Corporation (AMEX:ABP) today reported financial and operating results for the second quarter of 2004. The Company announced production for the second quarter of 2004 of 24.5 million cubic feet equivalents (MMcfe) per day, up 35% from Q2 2003 production of 18.1 MMcfe per day and a sequential production increase of 4% over Q1 2004. The production increase for the quarter marked the fourth consecutive quarter in which the Company has increased production. The Company posted a net profit in Q2 2004 of $372,000 ($.01 per share) compared to a loss of $2.3 million in Q2 2003 (($.07) per share).

The most significant items related to Q2 2004 results included:

     o Natural gas production increased 38% from Q2 2003 due to continuing development activities,
     o Revenues increased 46% from Q2 2003 due to production increase and higher price realizations,
     o Profitability achieved despite impact to LOE and G&A from non-recurring items and financing costs expensed in Q2,
     o Non-cash stock based compensation expense recovery of $2.3 million in Q2 2004,
     o Capital expenditures of only $2.9 million for Q2 due to indenture constraints,and
     o   EBITDA of $6.6 million, an increase of 33% from Q2 2003.

The Company also announced its updated hedge positions, which include a series of price floors for approximately 40% of its projected production through January 2005. These floors, comprised of a combination of oil and natural gas contracts over these months, provide an average floor of approximately $24.33 per barrel for the oil contracts and $4.33 per Mcf for the natural gas contracts. These instruments do not restrict the Company from receiving prices above these floor levels.

Abraxas' CEO, Bob Watson, commented, "The quarter just ended marks the fourth consecutive quarter in which we have posted a production increase. We think this fact testifies to the quality of our assets especially considering the limitations on us regarding how much capital we can spend on development. The inability to achieve a consent from our bondholders to provide relief from this restriction, at a cost that made sense to all of our stakeholders, has not deterred us from working on strategies that will allow us to accelerate development of our projects. Strong production increases and continuing high price realizations contributed to our bottom line profit for the quarter and allowed us to generate significant cash flow above our capex needs that was utilized to pay down debt."

Abraxas invites your participation in a conference call on Thursday August 12, at 10:00 a.m. CDT to discuss the contents of this release and respond to questions. Please call 1-800-946-0785 between 9:50 a.m. and 10:00 a.m. CDT, confirmation code 726770, if you would like to participate in the call. There will be a replay of the conference call available by calling 1-888-203-1112, confirmation code 726770, beginning approximately 1:00 p.m. CDT, August 12, through midnight CDT, August 19.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploitation and production company. The Company operates in Texas, Wyoming and western Canada.

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com



                                                     ABRAXAS PETROLEUM CORPORATION
                                                          QUARTER-END RESULTS
                                                              (UNAUDITED)

                                                                Three Months                  Six Months
(In thousands except per share data)                           Ended June 30,               Ended June 30,

                                                           2004              2003         2004           2003
                                                           ----              ----         ----           ----
                    Operations Data:
Revenues                                                $12,267            $8,430      $23,202        $21,541
EBITDA                                                    6,613             4,985       12,694         13,808
Net Income(Loss)                                            372            (2,346)      (5,185)        60,356
Net Income(Loss)  Per Share - Basic                         .01              (.07)       (0.14)          1.73
Weighted Ave. Shares Outstanding                           36.1              35.6         36.1           34.9

                   Production:
Crude Oil (BPD)                                             713               636          708            681
NGL (BPD)                                                   149                58          147            141
Natural Gas (MCFPD)                                      19,340            13,977        18,941        17,885
MMCFEPD                                                    24.5              18.1          24.1          22.8

          Prices (net of hedge impact):
Crude Oil ($/BBL)                                        $37.09            $28.53       $35.65         $31.03
NGL's ($/BBL)                                             30.97             22.10        30.25          24.64
Natural Gas ($/MCF)                                        5.23              5.11         5.04           5.12
Price per MCFE                                             5.40              5.00         5.20           5.09

                    Expenses:
Lease Operating ($/MCFE)                                  $1.48             $1.25        $1.52          $1.16
General & Administrative ($/MCFE)                           .99               .75          .81            .64
Cash Interest ($/MCFE)                                      .52               .57          .68            .58
Total Interest ($/MCFE)                                    1.91              2.32         2.14           2.27
D/D/A ($/MCFE)                                             1.44              1.39         1.43           1.32

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
                                                     Balance Sheet Data (In $000s)

                                                      June 30, 2004        December 31, 2003
Cash                                                        $1,491                    $493
Working Capital (Deficit)                                     (786)                 (2,444)
Plant/Property/Equipment, Net                              111,115                 111,563
Total Assets                                               125,580                 126,437

Long-Term Debt                                             192,387                 184,649
Shareholders Equity (Deficit)                              (78,372)                (72,203)
Common Shares Outstanding (Millions)                          36.3                    35.9

Key quarterly results are summarized below:

                                                           Amounts (In $000s)
                                                           Three Months Ended

                                                     June 30, 2004           June 30, 2003
Revenues                                                   $12,267                  $8,430
Operating Income                                             5,707                   1,927
Net Income (Loss)                                              372                  (2,346)
Earnings (Loss) Per Share (Basic)                              .01                    (.07)
EBITDA                                                       6,613                   4,985
Average Oil Price                                            37.09                   28.53
Average Gas Price (after hedge)                               5.23                    5.11
Total Assets at June 30                                    125,580                 122,069

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


                          Abraxas Petroleum Corporation
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                      (in thousands except per share data)

                                                                         Three Months Ended       Six Months Ended
                                                                              June 30,                June 30,
                                                                        --------------------    --------------------
                                                                         2004        2003        2004        2003
                                                                        --------    --------    --------    --------
Revenue:
   Oil and gas production revenues ..................................   $ 12,039    $  8,261    $ 22,771    $ 21,033
   Gas processing revenues ..........................................       --          --          --           132
   Rig revenues .....................................................        129         158         304         339
   Other ............................................................         99          11         127          37
                                                                        --------    --------    --------    --------
                                                                          12,267       8,430      23,202      21,541
Operating costs and expenses:
   Lease operating and production taxes .............................      3,305       2,066       6,672       4,792
   Depreciation, depletion, and amortization ........................      3,222       2,301       6,257       5,443
   Rig operations ...................................................        123         148         268         314
   General and administrative .......................................      2,226       1,231       3,568       2,627
   Stock-based compensation .........................................     (2,316)        757        (253)        792
                                                                        --------    --------    --------    --------
                                                                           6,560       6,503      16,512      13,968
                                                                        --------    --------    --------    --------
Operating income (loss) .............................................      5,707       1,927       6,690       7,573

Other (income) expense:
   Interest income ..................................................         (2)         (7)         (8)        (17)
   Interest expense .................................................      4,268       3,846       9,387       9,010
   Amortization of deferred financing fee ...........................        467         434         912         811
   Financing cost ...................................................        602        --         1,573       3,601
   Gain on sale of foreign subsidiaries .............................       --          --          --       (66,960)
   Other ............................................................       --          --            11        --
                                                                        --------    --------    --------    --------
                                                                           5,335       4,273      11,875     (53,555)
                                                                        --------    --------    --------    --------
Earnings (loss) before cumulative effect of
   accounting change and taxes ......................................        372      (2,346)     (5,185)     61,128

Cumulative effect of accounting change ..............................       --          --          --          (395)
Income tax (expense) benefit ........................................       --          --          --          (377)
                                                                        --------    --------    --------    --------
Net earnings (loss) .................................................   $    372    $ (2,346)   $ (5,185)   $ 60,356
                                                                        ========    ========    ========    ========

Basic earnings (loss) per common share:
   Net earnings (loss) ..............................................   $   0.01    $  (0.07)   $  (0.14)   $   1.74
   Cumulative effect of accounting change ...........................       --          --          --         (0.01)
                                                                        --------    --------    --------    --------
Net earnings (loss) per common share - basic ........................   $   0.01    $  (0.07)   $  (0.14)   $   1.73
                                                                        ========    ========    ========    ========

Diluted earnings (loss) per common share:
   Net earnings (loss) ..............................................   $   0.01    $  (0.07)   $  (0.14)   $   1.72
   Cumulative effect of accounting change ...........................       --          --          --         (0.01)
                                                                        --------    --------    --------    --------
Net earnings (loss) per common share - diluted ......................   $   0.01    $  (0.07)   $  (0.14)   $   1.71
                                                                        ========    ========    ========    ========

                  Reconciliation of Non-GAAP Financial Measures


To fully assess Abraxas' operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), EBITDA is an appropriate measure of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. EBITDA is a non-GAAP financial measures as defined under SEC rules. Abraxas' EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As EBITDA excludes some, but not all, items that affect net income and may vary among companies, the EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure most similar to EBITDA.

EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income (loss) for the periods presented.

                                       Three Months             Six Months
                                       Ended June 30,         Ended June 30,

                                      2004       2003        2004        2003
                                      ----       ----        ----        ----
Operating income (loss)             $5,707     $1,927      $6,690      $7,573
Depletion, depreciation and
 mortization                         3,222      2,301       6,257       5,443
Non-cash stock based comp.
expense (income)                    (2,316)       757        (253)         792
     EBITDA                         $6,613     $4,985     $12,694     $13,808